UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 27, 2011

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 27, 2011, the Board of Directors of TNP Strategic Retail Trust, Inc. (the “Company”) determined that the Company’s 2011 annual meeting of stockholders will be held on June 9, 2011 in Irvine, California. The record date for determining stockholders entitled to vote at the meeting is April 27, 2011.

The date of the 2011 Annual Meeting is more than 30 days earlier than the date of the anniversary of the Company’s 2010 annual meeting of stockholders, which was held on July 22, 2010. As a result, pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), stockholders may present proposals for inclusion in the Company’s proxy materials for the 2011 Annual Meeting by submitting proposals to the Company a reasonable time before the Company begins to print and send its proxy materials. The Company has established the close of business on May 6, 2011 as the deadline for receipt of stockholder proposals for inclusion in the Company’s proxy materials for the 2011 Annual Meeting pursuant to Rule 14a-8. Such proposals should be delivered to: TNP Strategic Retail Trust, Inc., 1900 Main Street, Suite 700, Irvine, California, 94614, Attention: Corporate Secretary. Such proposals must comply with Rule 14a-8 and all other applicable rules and regulations regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted by the Company if not in compliance with Rule 14a-8 or any other applicable rules and regulations.

In accordance with the requirements for advance notice in the Company’s bylaws, for director nominations or other business to be brought before the 2011 Annual Meeting by a stockholder, other than stockholder proposals pursuant to Rule 14a-8 as described above, written notice must be delivered to the Company no later than the close of business on May 9, 2011. Such notice should be delivered to: TNP Strategic Retail Trust, Inc., 1900 Main Street, Suite 700, Irvine, California, 94614, Attention: Corporate Secretary. Such notices must comply with the requirements of the Company’s bylaws, and may not be effective otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: April 29, 2011	By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer and Treasurer